UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 23, 2006
(Date of earliest event reported)

H.B. FULLER COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard
P.O. Box 64683
St. Paul, MN 55164-0683
(Address of principal executive offices, including zip code)

(651) 236-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2006, H.B. Fuller Company (the “Company”) adopted amendments to the H.B. Fuller Company Key Employee Deferred Compensation Plan and adopted the H.B. Fuller Company Defined Contribution Restoration Plan. Descriptions of the amendments to the H.B. Fuller Company Key Employee Deferred Compensation Plan and the material terms of the H.B. Fuller Company Defined Contribution Restoration Plan are set forth below. Such descriptions are qualified in their entirety by reference to the full text of the plans, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.

H.B. Fuller Company Key Employee Deferred Compensation Plan (2005 Amendment and Restatement)

In October 2004, the American Jobs Creation Act of 2004 amended the Internal Revenue Code to add section 409A (“Section 409A”), which imposes significant restrictions on nonqualified deferred compensation. On October 23, 2006, the Company adopted amendments to the H.B. Fuller Company Key Employee Deferred Compensation Plan (as amended, the “Deferred Compensation Plan”) in order to bring the Deferred Compensation Plan into compliance with Section 409A and its treasury regulations. The amendments made to the Deferred Compensation Plan are summarized below.

The Deferred Compensation Plan was divided into three types of accounts: (i) accounts for deferrals that were earned and vested before 2005, (ii) accounts for deferrals made in 2005 and 2006, and (iii) accounts for deferrals made after 2006. Type (i) accounts will continue to be administered in accordance with the laws and the Deferred Compensation Plan rules as they existed prior to the passage of Section 409A with the understanding that there will be no material modifications to those rules. Type (ii) accounts will be administered in accordance with the rules set forth in the prior Deferred Compensation Plan document, subject to transitional rules set forth in Appendix A to the Deferred Compensation Plan. The transitional rules change the prior rules as follows:

•	The ability to withdraw amounts from accounts for any reason with a 10% forfeiture has been eliminated.
•	The Company’s discretionary right to reduce the payment period for annual installments has been eliminated.
•	A requirement that any change in prior election of form of payment will result in delay of distribution for five years after distribution would otherwise have been made has been added.
•	The rules that would permit the participant to change a prior election to accelerate the time of distribution have been eliminated.
•	The provision related to distribution upon participant’s termination for cause has been eliminated.
•
The provision related to distribution upon plan termination has been replaced by a provision that allows the Company to amend the plan if it is terminated to distribute accounts in a lump sum to the extent permissible under Section 409A.

•
A distribution upon termination of employment has been changed to allow for distribution six months after a separation from service (as defined in Section 409A). The definition of separation from service differs from termination of employment in that a separation from service can occur with a significant reduction in remuneration of services provided and will not occur merely because the employee relationship with the Company changes to an independent contractor or consulting relationship.

•
For a participant who receives a distribution on account of reaching age 65 but who continues employment and elects to defer compensation thereafter, a provision has been added to disregard the age 65 distribution event thereafter.

Type (iii) accounts will be administered in accordance with the amended Deferred Compensation Plan. The amended Deferred Compensation Plan changes the prior rules as described above for type (ii) accounts and makes the following additional changes:

•	The limit on deferrals of base salary is increased from 25% to 80%.
•
The deadline for making deferral elections with respect to payments under the short-term incentive plan and the performance unit plan is extended from the last day before the beginning of the performance period to the date that is six months before the end of the performance period.

•	A provision allowing withdrawal in the event of an unforeseeable emergency (as defined in Section 409A) has been added.
•
Crediting accounts based on matching contributions not made to the tax-qualified 401(k) plan on account of statutory limits on compensation recognized for that purpose are discontinued as of December 31, 2006. A separate, new plan (the Restoration Plan described below) has been established to provide for such credits.

H.B. Fuller Company Defined Contribution Restoration Plan

On October 23, 2006, the Company adopted the H.B. Fuller Company Defined Contribution Restoration Plan (the “Restoration Plan”). The Restoration Plan, which is effective January 1, 2007, is a nonelective, unfunded, nonqualified deferred compensation plan for employees selected by the Company’s Compensation Committee who are grade 32 or above and who are eligible to participate in certain tax-qualified 401(k) plans. The Restoration Plan is intended to continue certain benefits that have been discontinued in the Deferred Compensation Plan. Those benefits are intended to restore benefits that are not permitted under the qualified plan on account of statutory limits on the amount of compensation that can be recognized in such plans.

After the end of each year, participants who elected to defer the maximum amount permitted under the qualified plan will receive a credit to their account in the Restoration Plan equal to 4% of their compensation (without statutory limit) less the amount of matching contributions they actually received in the qualified plan during that year and less any FICA or income taxes due on such credit. Thereafter, accounts are adjusted daily based on a factor that would result in an annual rate of return equal to the annual prime rate for corporate borrowers quoted each day by the Wall Street Journal. The Compensation Committee has the discretion to establish other options participants may elect for measuring increases (or decrease) to accounts.

Participants’ accounts are 100% vested at all times. A participant’s account will be distributed automatically in a single lump sum in cash upon the earliest of (i) date that is six months after separation from service (as defined in the Restoration Plan), (ii) date of death, or (iii) date of disability. If distribution would be considered a parachute payment under Section 280G of the Internal Revenue Code, distribution will not be made upon separation from service but will be made automatically upon the earliest of age 65, death or disability (but age 72 will be substituted for age 65 if the participant is age 65 or more when a 280G determination is made). Withdrawals prior to separation, death or disability are permitted only in the event of an unforeseeable emergency (as defined in the Restoration Plan).

The Company’s obligation to make payments under the Restoration Plan constitutes only the unsecured promise to make such payments. The Company may establish a rabbi trust to pay for benefits. Upon a change in control (as defined in the Restoration Plan), if such a trust has been established and if the value of the participants’ accounts exceeds the value of assets in such trust, the Company must contribute assets to such trust with a value at least equal to the excess.

The Company reserved the right to amend or terminate the Restoration Plan, but no amendment will reduce the benefit credited to a participant’s account before the amendment. No amendment after a change in control will have a materially adverse impact on a participant’s reasonably expected economic benefit attributable to compensation deferred before the change in control. The Restoration Plan is intended to comply with the requirements in Section 409A.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	H.B. Fuller Company Key Employee Deferred Compensation Plan (2005 Amendment and Restatement).

10.2	H.B. Fuller Company Defined Contribution Restoration Plan, effective January 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan General Counsel and Corporate Secretary

Date: October 26, 2006

EXHIBIT INDEX
Exhibit Number	Description
10.1	H.B. Fuller Company Key Employee Deferred Compensation Plan (2005 Amendment and Restatement).

10.2	H.B. Fuller Company Defined Contribution Restoration Plan, effective January 1, 2007.